As filed with the Securities and Exchange Commission on August 7, 2003.

                                                    Registration no. 333-105405

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  LABONE, INC.

             (Exact name of Registrant as specified in its charter)

Missouri                                                  43-1039532
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)

                               10101 Renner Blvd.
                              Lenexa, Kansas 66219
                                 (913) 888-1770

   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                Joseph C. Benage
             Executive Vice President, General Counsel and Secretary
                                  LabOne, Inc.
                               10101 Renner Blvd.
                              Lenexa, Kansas 66219
                                 (913) 888-1770

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box: [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend of interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           TERMINATION OF REGISTRATION

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-105405) filed by LabOne, Inc. (the "Company") with respect to the registration of 283,998 shares of common stock of the Company to be sold by certain selling stockholders. The selling stockholders have informed the Company that all of the 283,998 shares have been sold. Accordingly, the registration of such securities is hereby terminated.




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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on this 6th day of August, 2003.


                                  LABONE, INC.



                                  By:*  /s/  W. Thomas Grant II
                                      -------------------------
                                      W. Thomas Grant II
                                      Chairman of the Board, President and
                                      Chief Executive Officer


      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


       SIGNATURE                   TITLE                         DATE

* /s/ W. Thomas Grant II    Chairman of the Board, President      August 6, 2003
 -----------------------    and Chief Executive Officer
W. Thomas Grant II          (Principal Executive Officer)


* /s/ W. John W. McCarty    Executive Vice President and          August 6, 2003
 -----------------------    Chief Financial Officer (Principal
John W. McCarty             Financial and Accounting Officer)


* /s/ W. Roger Drury        Director                              August 6, 2003
 -----------------------
W. Roger Drury


* /s/ D. Scott Mackesy      Director                              August 6, 2003
 -----------------------
D. Scott Mackesy


* /s/ Paul B. Queally       Director                              August 6, 2003
 -----------------------
Paul B. Queally


* /s/ James R. Seward       Director                              August 6, 2003
 -----------------------
James R. Seward


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

* /s/ Sean M. Traynor       Director                              August 6, 2003
 ------------------------
Sean M. Traynor


* /s/ John E. Walker        Director                              August 6, 2003
  -----------------------
John E. Walker


*By: /s/ Joseph C. Benage
  -----------------------
Joseph C. Benage
Attorney-in-Fact




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